UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2005

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Grant of Stock Options and Awards of Restricted Stock

On August 31, 2005, j2 Global Communications, Inc. (the “Company”) granted options to purchase shares of the Company’s common stock and awarded restricted shares of the Company’s common stock to executive officers and directors of the Company as follows:

	Number of	Restricted Shares
Name and Principal Position	Stock Options	of Common Stock
Nehemia Zucker Co-President and Chief Operating Officer	90,000	30,000
R. Scott Turicchi Co-President and Chief Financial Officer	82,500	27,500
Richard S. Ressler Chairman of the Board	30,000	10,000
Douglas Y. Bech Member of the Board of Directors	30,000	10,000
Robert J. Cresci Member of the Board of Directors	30,000	10,000
John F. Rieley Member of the Board of Directors	30,000	10,000
Michael P. Schulhof Member of the Board of Directors	30,000	10,000

The options to purchase shares of the Company’s common stock at an exercise price of $37.53 per share were granted to these executive officers and directors pursuant to the Company’s Second Amended and Restated 1997 Stock Option Plan (the “Plan”). The options will vest ratably over five years in equal installments (20%) on each of the first through fifth anniversaries of the date of grant, have a term of ten years from the date of grant and are otherwise governed by the terms and conditions of the Plan.

The restricted shares of common stock were also awarded to these executive officers and directors pursuant to the Plan. The specific terms of the awards are governed by a Restricted Stock Agreement dated as of August 31, 2005 between the Company and each such executive officer and director, the form of which is attached hereto as Exhibit 10.1. The restricted shares are subject to a five-year restricted period, which commences on the date of award, with restrictions lapsing as to 10% of the shares on the first anniversary of the date of award, 15% of the shares on the second anniversary of the date of award, 20% on the third anniversary of the date of award, 25% on the fourth anniversary of the date of award, and 30% on the fifth anniversary of the date of award. The restricted shares are otherwise subject to the terms and conditions of the Plan.

Board Compensation

Also on August 31, 2005, the Company revised the compensation to be paid for members of the Company’s Board of Directors for service on the Board and for service as chairman of certain committee’s of the Board, as follows:

• Each Board member, with the exception of Richard S. Ressler (who is separately compensated as an employee of a consultant that provides his services as Chairman of the Board), will receive annual director's fees of $50,000.

• The Chairman of the Audit Committee will receive an additional annual fee of $10,000.

• The Chairman of the Compensation Committee will receive an additional annual fee of $10,000.

• The Chairman of the Investor Relations Committee will receive an additional annual fee of $10,000.

These revisions are effective September 5, 2005.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: September 2, 2005	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement.

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